UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 17, 2020

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. FIELD COURT, SUITE 300, LAKE FOREST, ILLINOIS 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX(1)	The Nasdaq Global Select Market

(1) On June 9, 2020, the NASDAQ Stock Market filed a Form 25 with the Securities and Exchange Commission to delist the common stock, no par value, of Akorn, Inc. (the “common stock”) from the NASDAQ Global Select Market. The delisting will be effective 10 days after the Form 25 was filed. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after filing of the Form 25. Following deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934, the common stock shall remain registered under Section 12(g) of the Securities Exchange Act of 1934. Trading of Akorn’s common stock now occurs on the OTC Pink Market under the symbol “AKRXQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2020, Akorn, Inc. (the “Company”) entered into a Share Purchase Agreement (the “SPA”) by and among the Company, WorldAkorn Pharma Mauritius (together with the Company, the “Sellers”), Akorn India Private Limited (“Akorn India”) and Biological E. Limited (the “Purchaser”). Pursuant to the SPA, the Sellers have agreed to sell to the Purchaser 100% of the share capital of Akorn India for $10 million in cash, subject to withholding taxes, if any, and adjustment for certain net working capital items, as specified in the SPA. Akorn India owns a manufacturing plant in Paonta Sahib, Himachal Pradesh. The sale of the Company’s equity interests in Akorn India is subject to the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Purchaser’s obligation to consummate the purchase is subject to the fulfilment of certain conditions precedent by the Sellers and Akorn India, including the Company obtaining an approval order from the Bankruptcy Court.

The foregoing description of the material terms of the SPA is qualified in its entirety by reference to the full text of the SPA, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The SPA was filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants of that agreement and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular, the SPA contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in disclosure schedules that the parties exchanged upon execution of the SPA. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the SPA, which subsequent information may or may not be fully reflected in our public disclosures. Security holders are not third-party beneficiaries under the SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated June 17, 2020, by and among Akorn, Inc., WorldAkorn Pharma Mauritius, Akorn India Private Limited and Biological E. Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: June 18, 2020	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer